Strategic American Oil Announces Removal of Auditors' "Going Concern" Opinion

Company Increases Reserves, Revenues, Cash Flow, and Income in Fourth Quarter

Houston, Texas - Nov 17, 2011 - Strategic American Oil Corporation (OTCBB: SGCA) announced today that the "going concern" note has been removed from its audit opinion contained in its recently filed Form 10-K for the year ended July 31, 2011. The annual filing confirms that the Company has increased revenues, cash flow, assets, and cash reserves in 2011 compared to the previous year, as well as quarter over quarter improvement.

Financial Results
Revenues for Q4 were $1.92 million as compared to $1.49 million for the previous three quarters combined. Income from Operations for Q4 was a positive $3,118 as compared to a loss of $8.8 million in the three previous quarters combined. Net loss for Q4 was only $340,000 as compared to $9.95 million for the previous three quarters combined. Net cash used in operations was only $250,000 as compared to $2.02 million in the previous three quarters combined. The Company's fiscal first quarter ended October 31, 2011, and the corresponding 10Q should be filed within the coming weeks.

"For the first time since the formation of the Company almost 6 years ago, the going concern opinion has been lifted by our independent auditors, reflecting the progress we have made in executing our strategy," noted  Jeremy G. Driver, President and Chief Executive Officer of Strategic American Oil Corporation. "The annual 10-K just filed should indicate to any discerning investor the vast improvements both operationally and financially to the Company. Strategic American Oil will continue to increase production, revenues, cash flow, assets, and income. We fully expect our first quarter results will continue this positive trend."

About Strategic American Oil

Strategic American Oil Corporation (OTCBB: SGCA) is a growth stage oil and natural gas exploration and production company with operations in Texas, Louisiana, and Illinois.  The Company's team of geologists, engineers, and executives leverage 3D seismic data and other proven exploration and production technologies to locate and produce oil and natural gas in new and underexplored areas. The Company seeks accretive acquisitions of production, reserves, or other companies that will provide significant growth potential. Further information can be found on the Company's website at www.strategicamericanoil.com.

Corporate Offices:
800 Gessner, Suite 200
Houston, Texas 77024
www.strategicamericanoil.com

Investor Relations:
Investor Awareness, Inc.
Tony Schor or James Foy, 847-945-2222
www.InvestorAwareness.com

Safe Harbor Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage.  Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.